Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2021, in the Registration Statement (Form S-1) and related Prospectus of 1stdibs.com, Inc. dated May 17, 2021.

/s/ Ernst & Young LLP

New York, New York

May 17, 2021